UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: November 11, 2008
(Date of earliest event reported)
FORESTAR REAL ESTATE GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	Commission File Number	26-1336998
(State or other jurisdiction of	001-33662	(I.R.S. Employer
incorporation or organization)		Identification No.)
1300 MoPac Expressway South, Suite 3S
Austin, Texas 78746
(Address of principal executive offices) (zip code)
(512) 433-5200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year.
     On November 11, 2008, the Board of Directors of Forestar Real Estate Group Inc. (the “Company”) amended the Amended and Restated Bylaws of the Company to, among other things, provide that (1) any stockholder of the Company that desires to make a shareholder proposal or director nomination at a meeting of the stockholders of the Company provide to the Company (a) additional information regarding the direct and indirect holdings of such stockholder in Company stock, including through derivative instruments, (b) additional information regarding the interest of such stockholder in the matter(s) being proposed or the relationship of such stockholder to the proposed director nominee, and (c) certain additional information, and (2) each prospective nominee for election or reelection as a director of the Company will provide the Company with a representation and agreement that such nominee (a) has no voting commitments to vote in a particular way on a particular matter or that could otherwise interfere with such person’s ability to comply with his or her fiduciary duties if elected, (b) except as provided by the Company, will not accept any compensation for service as a director of the Company that has not been disclosed, and (c) will comply with the Company’s various corporate governance policies. A copy of the First Amendment to Amended and Restated Bylaws of the Company is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
3.1	First Amendment to Amended and Restated Bylaws of the Company.

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESTAR REAL ESTATE GROUP INC.

Date: November 14, 2008	By:	/s/ David M. Grimm

		Name:	David M. Grimm
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description	Page

3.1	First Amendment to Amended and Restated Bylaws of the Company.	4

4